UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

TRANSACTION SYSTEMS ARCHITECTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350

New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 14, 2007, Transaction Systems Architects, Inc. (the “Company”) received an additional written Staff Determination notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007. In response to similar letters the Company received in January 2007 and February 2007 following its failure to timely file its Form 10-K for the fiscal year ended September 30, 2006 and its Form 10-Q for the fiscal quarter ended December 31, 2006, the Company requested and was granted a hearing before the NASDAQ Listing Qualifications Panel, which took place on February 22, 2007. On April 13, 2007, the Company received a written notification from the Staff of NASDAQ stating that the NASDAQ Listing Qualifications Panel has granted the request of the Company for continued listing on NASDAQ Global Select Market, subject to the condition that the Company file its Form 10-K for the fiscal year ended September 30, 2006, and its Form 10-Q for the quarter ended December 31, 2006, and all required restatements, by July 2, 2007. The Company filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 on May 11, 2007.  However, there can be no assurance that the Company will satisfy the other condition for continued listing, that the Company will be granted any extension of time to meet such condition, if necessary, or that the Company’s common stock will remain listed on NASDAQ Global Select Market.

The Company issued a press release on May 16, 2007, disclosing its receipt of this notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)           On May 10, 2007, the Board of Directors of Transaction Systems Architects, Inc. (the “Company”), appointed Henry C. Lyons, age 43, the Company’s Chief Financial Officer and Treasurer, to serve as the Chief Accounting Officer of the Company. Prior to joining the Company, Mr. Lyons served from April 2004 to September 2007 as Chief Financial Officer for Discovery Systems, a business unit of GE Healthcare Biosciences, Inc. From April 2001 to April 2004, Mr. Lyons was employed by Amersham Biosciences, Inc. (which was acquired by GE Healthcare in 2004) as Corporate Controller of the Biosciences division and then as Vice President of Finance of the Discovery Systems segment. Prior to joining Amersham Biosciences, Inc., Mr. Lyons held various positions with W.R. Grace & Company and Ernst & Young.

David R. Bankhead, the Company’s former Chief Accounting Officer, will continue with the Company and serve as a Senior Vice President. Mr. Bankhead served as Senior Vice President and Chief Accounting Officer of the Company from October 2006 to May 2007.  Mr. Bankhead also served as the Company’s Chief Financial Officer and Treasurer from July 2003 to September 2007.

(e)           On May 10, 2007, the Company entered into a Separation, Non-Compete, Non-Solicitation and Non-Disclosure Agreement and General Release with Anthony J. Parkinson,

(the “Parkinson Separation Agreement”), an executive officer of the Company. The Parkinson Separation Agreement provides the terms and conditions of Mr. Parkinson’s termination of employment with the Company, which will be effective July 31, 2007 (the “Termination Date”).  Pursuant to the Parkinson Separation Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by this reference, the Company will pay Mr. Parkinson (i) a lump sum cash payment of $450,000 within thirty days following the effective date of the agreement, and (ii) a lump sum cash payment of $500,000 on July 31, 2008, less applicable withholdings and deductions.  In addition, the Company will pay Mr. Parkinson additional compensation amounts, including (a) the payment of any bonus due to Mr. Parkinson under the Company’s 2007 Management Incentive Compensation Plan for the period from April 1, 2007 through June 30, 2007, (b) the difference between Mr. Parkinson’s COBRA premiums and the premium he was required to pay while an active employee for a period of eighteen (18) months following the Termination Date, if he timely elects COBRA continuation coverage, and (c) up to sixty (60) days of outplacement services. Mr. Parkinson will be subject, in certain circumstances, to non-competition and non-solicitation obligations for a period of twenty-four (24) months from the Termination Date and he will continue to be subject to certain confidentiality obligations.

Item 7.01. Regulation FD Disclosure.

On May 16, 2007, the Company posted investor presentation materials on its web site (www.tsainc.com) to be used in connection with meetings with investors that management expects to have from time to time. A copy of the presentation materials is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The foregoing information (including the exhibit hereto) is being furnished under “Item 7.01—Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Item 7.01 do not mean that such information is material or that disclosure of such information is required.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit
No.	Description
10.1	Separation, Non-Compete, Non-Solicitation and Non-Disclosure Agreement and General Release with Anthony J. Parkinson dated May 10, 2007
99.1	Press Release dated May 16, 2007
99.2	Investor Presentation dated May 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes, Senior Vice President

Date:  May 16, 2007

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Separation, Non-Compete, Non-Solicitation and Non-Disclosure Agreement and General Release with Anthony J. Parkinson dated May 10, 2007
99.1	Press Release dated May 16, 2007
99.2	Investor Presentation dated May 2007